EXHIBIT 10.31

October 26, 1999

Dr. Afzal Ahmad
1430 North Lakeshore Drive, #18

Chicago, IL  60610

Via Fax (708) 891-0904

RE:      Exchange Agreement

         WHEREAS, Outlook Sports Technology, Inc. ("Outlook"), a Delaware corporation and Dr. Afzal Ahmad (the "Offeree") on or about May 25, 1999 entered into a Royalty Agreement under which Outlook obtained a $300,000 loan from the Lender. In exchange for the loan, Outlook issued to the Offeree a 12 month non-transferable 5% note (hereinafter the "Note") which is due and payable on May 26, 2000, a running royalty on Outlook sales equal to two percent (2%) of gross sales of Tegra titanium drivers and 50,000 warrants exercisable at 125% of the market price at the date of the transaction.

         NOW, THEREFORE, upon execution of this Agreement by Offeree and Outlook the Offeree agrees to exchange the Note, the royalty revenue on sales and the 50,000 warrants issued to the Lender under the Royalty Agreement for 65,000 shares of Outlook Sports Technology, Inc. Class A Common Stock. Outlook will make a best effort to register this stock within thirty days of the date of this agreement. The Lender acknowledges that receipt of the 65,000 shares of stock will extinguish all obligations from Outlook to the Offeree.

         Upon execution of this Agreement, Offeree will immediately return to Outlook the Note that Offeree has received from Outlook.

         As promptly as practicable upon receipt by Outlook of the Note held by Offeree, Outlook will deliver to OFFEREE A 65,000 SHARE CLASS A COMMON STOCK CERTIFICATE; PROVIDED, HOWEVER, that if any law or regulation or order of the Securities and Exchange Commission or any other body having jurisdiction in the premises shall require Outlook or Offeree to take any action in connection with the shares of Class A Common Stock then being exchanged, the date for the delivery of such certificate shall be extended for the period necessary to take and complete such action. Outlook shall make a best effort to register these shares within sixty dates of issue.
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         Outlook represents to Offeree as follows:

                  a. Outlook is duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to (i) own, lease and operate its properties and to carry on its business as now being conducted, and (ii) to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated hereby. The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein such qualification is necessary and where failure to so qualify could have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company.

                  b. This Agreement has been duly and validly authorized, executed and delivered by Outlook and this Agreement is the valid and binding agreement of Outlook enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

                  c. Outlook will reserve and keep available, out of shares of its authorized and unissued Class A Common Stock or shares of Class A Common Stock held in treasury, a sufficient number of shares of its Common Stock to satisfy the requirements of this Agreement.

                  d. All shares of Class A Common Stock agreed to be issued pursuant to this Agreement will, upon issuance, be duly and validly issued, fully paid and non-assessable.

Offeree represents to Outlook as follows:

                  a. Offeree's status as an "accredited investor," as that term was defined in the Subscription Agreements signed by Offeree in connection with the Note previously made by Offeree, has not changed.

                  b. Offeree has had an opportunity to ask questions of and receive answers from Outlook concerning Outlook and all other matters pertinent to the Exchange, and all such questions have been answered to the full satisfaction of Offeree. Offeree has been given access to Outlook's books and records and all other documents and information that Offeree has requested relating to the Exchange.

                  c.  Except  as  set  forth  herein,  no   representations   or
warranties have been made to Offeree by Outlook or any agent, employee or affiliate thereof, and no oral or written information furnished to Offeree or its advisors, if any, was in any way inconsistent with this Agreement.


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           This  Agreement  shall be governed by and  interpreted  in accordance with the laws of Delaware. This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, all of which together shall constitute one and the same instrument. A facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

         If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in any other jurisdiction.

         This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement.

         This Agreement sets forth the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, with respect thereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                            --------------------------
                                            Offeree

                                            Name: _____________________

                                            Address: __________________




                                            OUTLOOK SPORTS TECHNOLOGY, INC.

                                            By: _______________________

                                            Name: _____________________

                                            Title: ____________________